Exhibit 99

JOINT FILING AGREEMENT

Each of the undersigned hereby agrees that the statement on Schedule 13G with respect to the common shares of Cascal N.V. is, and any amendment thereto signed by each of the undersigned shall be, filed on behalf of each of the undersigned pursuant to and in accordance with the provisions of Rule 13d-1(k) promulgated under the Securities Exchange Act of 1934, as amended.  Each of the undersigned hereby further agrees that this Joint Filing Agreement be included as an exhibit to such statement and any such amendment.  This Joint Filing Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument.

Dated:  February 16, 2010

BIWATER INVESTMENTS LTD

By:	/s/ M.R.A. Duffy
Name: Martin Robert Anthony Duffy
Title: Director and Company Secretary

A E WHITE PERSONAL SETTLEMENT TRUST

By:	/s/ Gillian D. White
Name: Gillian Denise White
Title: Trustee

By:	/s/ David White
Name: David Frederick Wigram White
Title: Trustee

A E WHITE SETTLEMENT TRUST

By:	/s/ L. Haussmann
Name: Lars Haussmann
Title: Trustee

M W TRUSTEES LIMITED as nominees for Lloyds TSB Private Banking re. White Family Pension Trust

By:	/s/ F. Treadwell and K. Bassi
Name: Fiona Treadwell and Kulvinder Bassi
Title: Director and Director

/s/ A.E. White
ADRIAN EDWIN WHITE

L. JONES SETTLEMENT TRUST

By:	/s/ L. Haussmann
Name: Lars Haussmann
Title: Trustee

AREISH LIMITED

By:	/s/ Jeremy Smith
Name: Jeremy Smith
Title: Director

MR. & MRS. LESLIE JONES DISCRETIONARY SETTLEMENT TRUST

By:	/s/ Margaret H. Jones
Name: Margaret Heather Jones
Title: Trustee

By:	/s/ J. Justin Jones
Name: John Justin Jones
Title: Trustee

THE RIDGMOUNT FOUNDATION TRUST

By:	/s/ Leslie Jones
Name: Leslie Jones
Title: Trustee

/s/ Leslie Jones
LESLIE JONES

/s/ Margaret H. Jones
MARGARET HEATHER JONES